UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 12, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

1400 West 94th Street Minneapolis, MN 55431

(Address of principal executive offices)
(952) 887-3131

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events.

        On May 12, 2004, Donaldson Company, Inc. announced the outcome of a jury trial between Donaldson and Engineered Products Company, Inc., headquartered in Waterloo, Iowa. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release, dated May 12, 2004, issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2004
DONALDSON COMPANY, INC.
	By:	/s/ Thomas R. VerHage

Thomas R. VerHage Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 12, 2004, issued by Donaldson Company, Inc.